BowFlex Inc. Announces Receipt of Continued Listing Standard Notice from NYSE

VANCOUVER, Wash.--(BUSINESS WIRE)—December 1, 2023—BowFlex Inc. (NYSE: BFX) received written notice on November 27, 2023, from the New York Stock Exchange (NYSE) that the Company is not in compliance with the NYSE continued listing standards, which require it to maintain an average global market capitalization of at least $50.0 million over a consecutive 30-day trading period and, at the same time, a total stockholders’ equity equal to or greater than $50.0 million.

The Company plans to notify the NYSE by December 11, 2023 of its receipt of the notice and that it intends to submit a plan to cure the global market capitalization listing standard deficiency.

The NYSE provides a period of 45 days from receipt of the notice to submit a plan advising the NYSE of definitive actions the Company has taken, or is taking, that would bring it into compliance with the market capitalization listing standard within 18 months of receipt of the notice.

The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission.

About BowFlex Inc.

BowFlex Inc. (NYSE: BFX), is a global leader in digitally connected home fitness solutions. The Company’s brand family includes BowFlex®, Schwinn®, and JRNY®, its digital fitness platform. With a broad selection of exercise bikes, cardio equipment, and strength training products, we empower healthier living through individualized connected fitness experiences and in doing so, envisions building a healthier world, one person at a time.

Headquartered in Vancouver, Washington, the Company’s products are sold direct to consumer on brand websites and through retail partners and are available throughout the U.S. and internationally. BowFlex Inc. uses the investor relations page of its website (www.corporate.bowflex.com/investors) to make information available to its investors and the market.

Forward-Looking Statements

This press release includes forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s relating to the Company’s ability to maintain the listing of its common stock on the NYSE and the Company’s anticipated business and financial performance. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause BowFlex Inc.’s actual expectations to differ materially from these forward-looking statements also include: weaker than expected demand for new or existing products; our ability to timely acquire inventory that meets our quality control standards from sole source foreign manufacturers at acceptable costs; risks associated with current and potential delays, work stoppages, or supply chain disruptions, including shipping delays due to the severe shortage of shipping containers; an inability to pass along or otherwise mitigate the impact of raw material price increases and other cost pressures, including unfavorable currency exchange rates and increased shipping costs; experiencing delays and/or greater than anticipated costs in connection with launch of new products, entry into new markets, or strategic initiatives; our ability to hire and retain key management personnel; changes in consumer fitness trends; changes in the media consumption habits of our target consumers or the effectiveness of our media advertising; a decline in consumer spending due to unfavorable economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises; softness in the retail marketplace; availability and timing of capital for financing our strategic initiatives, including being able to raise capital on favorable terms or at all; changes in the financial markets, including changes in credit markets and interest rates that affect our ability to access those markets on favorable terms and the impact of any future impairment. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the “Risk Factors” set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Investor Relations:
John Mills
ICR, LLC
646-277-1254
John.Mills@icrinc.com

Media:
Hanna Herrin
BowFlex Inc.
360-859-2570
hherrin@bowflex.com

Alexa Weber
Kiterocket
425-760-6590
aweber@kiterocket.com